UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 12, 2005

                              Tasty Baking Company
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               (Exact Name of Registrant as Specified in Charter)

         Pennsylvania                      1-5084                23-1145880
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(State or Other Jurisdiction of          (Commission          (I.R.S. Employer
Incorporation or Organization)          File Number)         Identification No.)

 2801 Hunting Park Avenue, Philadelphia, Pennsylvania               19129
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(Address of Principal Executive Offices)                          (Zip Code)

       Registrant's telephone number, including area code: (215) 221-8500

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
     230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule
     14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.        Other Items.

On May 12, 2005, Tasty Baking Company issued a press release announcing the election of the company's nominees, James C. Hellauer and James E. Nevels, and the reelection of Fred C. Aldridge, Jr., to its Board of Directors as its annual meeting of shareholders on May 12, 2005; the retirement of Philip J. Baur, Jr. from the Board of Directors; the ratification of PricewaterhouseCoopers as the independent auditors for 2005. A proposal to amend the Company's 2003 Long Term Incentive Plan to increase the number of shares available for grants under this Plan was not approved by the shareholders. The press release also announced the declaration of a regular quarterly cash dividend of $0.05 per share on all outstanding shares of common stock, payable June 1, 2005 to shareholders of record as of the close of business on May 20, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01         Financial Statements and Exhibits.

          (c)      Exhibits

                    99.1  Press release dated May 12, 2005.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TASTY BAKING COMPANY
                                   (Registrant)


Date:  May 16, 2005                /s/ David S. Marberger
                                   --------------------------
                                   David S. Marberger
                                   Senior Vice President and Chief Financial
                                   Officer